UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2022 (February 23, 2022)

THE AARON’S COMPANY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-39681	85-2483376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 402-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	AAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2022, The Aaron’s Company, Inc., a Georgia corporation (the “Company”), through its wholly owned subsidiary, Aaron’s Retail Solutions, LLC, a Georgia limited liability company (the “Buyer,” and together with the Company, “Aaron’s”), entered into a Stock Purchase Agreement (as may be amended, modified, or supplemented from time to time, the “Agreement”) with Interbond Enterprises, Inc. (the “Holding Company Seller”), Michael Perlman, in his individual capacity and in his capacity as the Sellers’ Representative and the other parties thereto. Pursuant to the Agreement, among other things, the Holding Company Seller agreed to sell to Aaron’s all of the issued and outstanding shares of capital stock of Interbond Corporation of America, a Florida corporation (“Interbond”). Following the Closing (as defined below), Interbond will become a direct wholly owned subsidiary of the Buyer and an indirect wholly owned subsidiary of the Company. The acquisition of the capital stock of Interbond by Aaron’s is referred to herein as the “Acquisition.” Interbond, doing business as BrandsMart U.S.A., is one of the leading appliance and consumer electronics retailers in the Southeastern U.S.

Upon the consummation of the Acquisition (the “Closing”), the Buyer will pay to the Holding Company Seller a purchase price equal to $230,000,000, subject to certain customary adjustments for, among other things, Interbond’s estimated cash, indebtedness, transaction expenses and net working capital (as adjusted, the “Initial Purchase Price”). The Initial Purchase Price is further subject to certain customary post-Closing adjustments based on the final determination of Interbond’s actual cash, indebtedness, transaction expenses and net working capital at the Closing, as described in the Agreement.

The Closing is expected to occur in the second quarter of 2022, subject to the receipt by Aaron’s of certain customary closing deliverables and the satisfaction or waiver of customary closing conditions, including: (i) the accuracy of the representations and warranties made by the parties in the Agreement (subject to certain materiality qualifications set forth in the Agreement); (ii) the compliance in all material respects by the parties with their respective obligations under the Agreement; (iii) customary closing deliverables, including the execution of leases with respect to certain properties and employment agreements with key employees of the Interbond business; (iv) the absence of a material adverse effect on Interbond; (v) the absence of any restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the Closing; and (vi) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Agreement contains customary representations, warranties and covenants, including covenants that, prior to Closing, (i) the Holding Company Seller will cause Interbond to conduct its operations in the ordinary course of business consistent with past practice, subject to certain exceptions and (ii) the Holding Company Seller and Interbond will not solicit, initiate, encourage or engage in discussions or negotiations concerning any alternative acquisition transaction. The parties are required to use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by the Agreement. The Agreement also contains certain customary limited indemnification provisions.

The Agreement also contains customary termination provisions, including the right of either Aaron’s or the Sellers’ Representative to terminate the Agreement if the Acquisition has not been consummated by May 24, 2022.

In connection with the Agreement, the Buyer has obtained a $200 million debt financing commitment from Truist Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Citizens Bank, N.A. (in each case, acting through itself and/or its affiliates, the “Commitment Parties”) for the purpose of financing the Acquisition and paying fees and expenses related thereto. The Commitment Parties have agreed to provide the Buyer with financing structured as a term loan maturing on November 9, 2025, with an initial interest rate of SOFR (Secured Overnight Financing Rate) plus 1.75%, on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Financing”). The obligations of the Commitment Parties to provide the Debt Financing under the debt commitment letter are subject to the satisfaction or waiver of customary conditions. The obtaining of the Debt Financing or any alternative acquisition financing is not a condition precedent to the Closing of the Acquisition.

The representations, warranties and covenants contained in the Agreement have been made solely for the benefit of the parties thereto, and the Company’s shareholders and other investors are not third-party beneficiaries under the Agreement. In addition, such representations, warranties, and covenants (i) have been made only for purposes of the Agreement, (ii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (iv) have been included in the Agreement for the purpose of allocating risk among the contracting parties rather than establishing matters as fact. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses on which investors should rely. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of February 23, 2022, by and among Aaron’s Retail Solutions, LLC, Interbond Enterprises, Inc., the Sellers named therein and Michael Perlman, in his individual capacity and in his capacity as the Sellers’ Representative thereunder.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AARON’S COMPANY, INC.

Dated: February 24, 2022	By:	/s/ C. Kelly Wall
	Name:	C. Kelly Wall
	Title:	Chief Financial Officer